Exhibit 4.4

Sixth Supplemental Indenture to

March 2002 Indenture

SIXTH SUPPLEMENTAL INDENTURE

Dated as of September 30, 2003

                                                THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of September 30, 2003 (the “Sixth Supplemental Indenture”), by and between Sinclair Television Group, Inc., a Maryland corporation (“STG”), certain of STG’s subsidiaries identified as Guarantors on the signature page hereof, (collectively the “Existing Guarantors”), Sinclair Broadcast Group, Inc. (the “Company”) and Wachovia Bank, National Association (formerly First Union National Bank), as Trustee under the Indenture, as hereinafter defined (hereinafter the “Trustee”). All capitalized terms used in this Sixth Supplemental Indenture and not otherwise defined shall be assigned the meaning ascribed to them in the Indenture.

                                                WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an Indenture dated as of March 14, 2002 (the “Original Indenture”), as heretofore supplemented, pursuant to which the Company issued its $650,000,000 8% Senior Subordinated Notes due 2012 (hereinafter the “Securities”).

                                                WHEREAS, on July 26, 2002, the Company, certain of its Subsidiaries, as Guarantors and the Trustee executed the First Supplemental Indenture amending certain terms and conditions of the Original Indenture (the “First Supplemental Indenture”).

                                                WHEREAS, on November 8, 2002, the Company, certain of its Subsidiaries, as Guarantors and the Trustee executed the Second Supplemental Indenture amending certain terms and conditions of the Original Indenture (the “Second Supplemental Indenture”).

                                                WHEREAS, on January 17, 2003, the Company, certain of its Subsidiaries, as Guarantors and the Trustee executed the Third Supplemental Indenture amending certain terms and conditions of the Original Indenture (the “Third Supplemental Indenture”).

                                                WHEREAS, on May 9, 2003, the Company and certain of its Subsidiaries, as Guarantors and the Trustee executed the Fourth Supplemental Indenture amending certain terms and conditions of the Original Indenture (the “Fourth Supplemental Indenture”).

                                                WHEREAS, on July 17, 2003, the Company and certain of its Subsidiaries, as Guarantors and the Trustee executed the Fifth Supplemental Indenture amending certain terms and conditions of the Original Indenture (the “Fifth Supplemental Indenture”).  The Original Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, and this Sixth Supplemental Indenture, collectively referred to herein as (the “Indenture”).

                                                WHEREAS, on September 30, 2003, the Company contributed One Hundred percent (100%) of its ownership interest in Sinclair Communications, LLC and One Hundred percent (100%) of its equity interest in Sinclair Communications II, Inc., which together comprise substantially all of the Company’s properties and assets, to STG.

                                                WHEREAS, Section 801 of the Indenture provides that the Company may sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of its properties and assets to any Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and to the extent such Person acquires all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis, such Person shall expressly assume by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of the Company under the Securities, the Indenture and the Registration Rights Agreement.

                                                WHEREAS, Section 901 of the Indenture provides that without the consent of any Holder, the Company and the Guarantors (or any successors), when authorized by a Board Resolution, and the Trustee at any time and from time to time may enter into indentures supplemental thereto, in form and substance satisfactory to the Trustee to evidence the succession of another Person to the Company upon the Securities, and the assumption by any such successor of the covenants of the Company in the Securities and the Indenture.

                                                WHEREAS, the Indenture provides, that without the consent of any Holders, the Company and the Existing Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into indentures supplemental thereto, or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for the purpose of adding a guarantor.

                                                WHEREAS, STG is the Surviving Entity and wishes to expressly assume the Company’s obligations of payment and performance under the Securities, the Indenture, and the Registration Rights Agreement.

                                                WHEREAS, the Company wishes to guarantee the Indenture and the Securities related thereto.

                                                WHEREAS, the Existing Guarantors wish to confirm that their Guarantee under the Indenture shall apply to STG’s obligations under the Indenture and the Securities.

                                                WHEREAS, all things necessary have been done to make this Sixth Supplemental Indenture, when executed and delivered by STG, the Existing Guarantors, the Company and the

Trustee, the legal, valid and binding agreement of STG, the Existing Guarantors, the Company and the Trustee in accordance with its terms.

                                                NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

                                                The parties hereto mutually covenant and agree as follows:

Section I

                                                Section 1.01.  The Trustee acknowledges the receipt of the following in compliance with the requirements of the Indenture, including but not limited to Section 801:

(a)                                  A certification from the Company that the conditions of the Indenture, including, without limitation, the conditions set forth in Section 801 of the Indenture, have been met.

(b)                                 An Opinion of the Company’s Counsel stating that all conditions precedent in the Indenture, including, without limitation, the conditions set forth in Section 801 of the Indenture, have been met.

Section II

                                                Section 2.01.                             Pursuant to Section 901(a) of the Indenture, as of the date of this Sixth Supplemental Indenture, STG hereby expressly assumes all the obligations of the Company under the Securities, the Indenture and the Registration Rights Agreement.

                                                Section 2.02.                             Pursuant to Section 801(a)(v) of the Indenture, as of the date of this Sixth Supplemental Indenture, the Existing Guarantors hereby expressly confirm that their Guarantee shall apply to STG’s obligations under the Indenture and the Securities.

Section III

                                                Section 3.01.                             As of the date of this Sixth Supplemental Indenture, the Company shall become a Guarantor of the Securities and accordingly, hereby executes and delivers this Sixth Supplemental Indenture to evidence its guarantee of the Securities on the same terms as set forth in Article 14 of the Indenture (the “Guarantee”).

Section IV

                                                Section 4.01.                             This Sixth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented hereby and is hereby ratified, approved and confirmed.

                                                Section 4.02.                             This Sixth Supplemental Indenture may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.  This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                                                Section 4.03.                             This Sixth Supplemental Indenture shall be effective and operative on the date and time hereof.

                                                IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year above written.

ATTEST:	SINCLAIR TELEVISION GROUP, INC.

/s/ Vicky D. Evans	By:	/s/ David B. Amy	(SEAL)
David B. Amy, Executive Vice President
and Chief Financial Officer

ATTEST AS TO ALL                                                                                                                                                                             EXISTING GUARANTORS:

CHESAPEAKE TELEVISION, INC.

KSMO, INC.

WCGV, INC.

SINCLAIR ACQUISITION IV, INC.

WLFL, INC.

SINCLAIR MEDIA I, INC.

WSMH, INC.

SINCLAIR MEDIA II, INC.

WSTR LICENSEE, INC.

WGME, INC.

SINCLAIR MEDIA III, INC.

WTTO, INC.

WTVZ, INC.

WYZZ, INC.

KOCB, INC.

KSMO LICENSEE, INC.

WDKY, INC.

WYZZ LICENSEE, INC.

KLGT, INC.

SINCLAIR TELEVISION COMPANY II, INC.

WSYX LICENSEE, INC.

WGGB, INC.

WTWC, INC.

SINCLAIR COMMUNICATIONS II, INC.

SINCLAIR HOLDINGS I, INC.

SINCLAIR HOLDINGS II, INC.

SINCLAIR HOLDINGS III, INC.

SINCLAIR TELEVISION COMPANY, INC.

SINCLAIR TELEVISION OF BUFFALO, INC.

SINCLAIR TELEVISION OF CHARLESTON, INC.

SINCLAIR TELEVISION OF NASHVILLE, INC.

SINCLAIR TELEVISION OF NEVADA, INC.

SINCLAIR TELEVISION OF TENNESSEE, INC.

SINCLAIR TELEVISION OF LICENSE HOLDER, INC.

SINCLAIR TELEVISION OF DAYTON, INC.

SINCLAIR ACQUISITION VII, INC.

SINCLAIR ACQUISITION VIII, INC.

SINCLAIR ACQUISITION IX, INC.

SINCLAIR ACQUISITION X, INC.

MONTECITO BROADCASTING CORPORATION

CHANNEL 33, INC.

WNYO, INC.

NEW YORK TELEVISION, INC.

WVTV LICENSEE, INC.

RALEIGH (WRDC-TV) LICENSEE, INC.

BIRMINGHAM (WABM-TV) LICENSEE, INC.

SAN ANTONIO (KRRT-TV) LICENSEE, INC.

SINCLAIR PROPERTIES, LLC

SINCLAIR PROPERTIES II, LLC

KBSI LICENSEE L.P.

KETK LICENSEE L.P.

WMMP LICENSEE L.P.

WSYT LICENSEE L.P.

By:  Sinclair Properties, LLC, General Partner

WEMT LICENSEE L.P.

WKEF LICENSEE L.P.

By:                                        Sinclair Properties II, LLC, General Partner

WGME LICENSEE, LLC

By:                                        WGME, Inc., Member

WICD LICENSEE, LLC

WICS LICENSEE, LLC

KGAN LICENSEE, LLC

By:                                        Sinclair Acquisition IV, Inc., Member

WSMH LICENSEE, LLC

By:                                        WSMH, Inc., Member

WPGH LICENSEE, LLC

KDNL LICENSEE, LLC

WCWB LICENSEE, LLC

By:                                        Sinclair Media I, Inc., Member

WTVZ LICENSEE, LLC

By:                                        WTVZ, Inc., Member

CHESAPEAKE TELEVISION LICENSEE, LLC

KABB LICENSEE, LLC

SCI - SACRAMENTO LICENSEE, LLC

WLOS LICENSEE, LLC

By:                                        Chesapeake Television, Inc., Member

KLGT LICENSEE, LLC

By:                                        KLGT, Inc., Member

WCGV LICENSEE, LLC

By:                                        WCGV, Inc., Member

SCI - INDIANA LICENSEE, LLC

KUPN LICENSEE, LLC

WEAR LICENSEE, LLC

By:                                        Sinclair Media II, Inc., Member

WLFL LICENSEE, LLC

WRDC, LLC

By:                                        WLFL, Inc., Member

WTTO LICENSEE, LLC

By:                                        WTTO, Inc., Member

WTWC LICENSEE, LLC

By:                                        WTWC, Inc., Member

WGGB LICENSEE, LLC

By:                                        WGGB, Inc., Member

KOCB LICENSEE, LLC

By:                                        KOCB, Inc., Member

WDKY LICENSEE, LLC

KOKH, LLC

By:                                        WDKY, Inc., Member

KOKH LICENSEE, LLC

By:                                        KOKH, LLC., Member

By:                                        WDKY, Inc., Member of KOKH, LLC

WUPN LICENSEE, LLC

WUTV LICENSEE, LLC

WXLV LICENSEE, LLC

By:                                        Sinclair Television of Buffalo, Inc., Member

WUXP LICENSEE, LLC

By:                                        Sinclair Television of Tennessee, Inc., Member

WCHS LICENSEE, LLC

By:                                        Sinclair Media III, Inc., Member

SINCLAIR FINANCE, LLC

SINCLAIR FINANCE HOLDINGS, LLC

By:                                        KLGT, Inc., Member

WUHF LICENSEE, LLC

WMSN LICENSEE, LLC

By:                                        Sinclair Television Company, Inc., Member

WZTV LICENSEE, LLC

WVAH LICENSEE, LLC

By:                                        Sinclair Television of Nashville, Inc., Member

WRLH LICENSEE, LLC

WTAT LICENSEE, LLC

By:                                        Sinclair Television of Charleston, Inc., Member

WRGT LICENSEE, LLC

By:                                        Sinclair Television of Dayton, Inc.

SINCLAIR NEWSCENTRAL, LLC

By:                                        Sinclair Communications, LLC, Member

By:                                        Sinclair Television Group, Inc., Member of
                                                          Sinclair Communications, LLC

SINCLAIR PROGRAMMING COMPANY, LLC

SINCLAIR COMMUNICATIONS, LLC

By:                                        Sinclair Television Group, Inc., Member

KDSM, LLC

By:                                        Sinclair Broadcast Group, Inc.

KDSM LICENSEE, LLC

By:                                        KDSM, LLC, Member

By:                                        Sinclair Broadcast Group, Inc., Member of KDSM, LLC

/s/ Vicky D. Evans	By:	/s/ David B. Amy	(SEAL)
David B. Amy, in his capacity
as Secretary, Manager or Executive
Vice President, as the case may be

ATTEST:	NEW GUARANTOR:

SINCLAIR BROADCAST GROUP, INC.

/s/ Vicky D. Evans	By:	/s/ David B. Amy	(SEAL)
David B. Amy, Executive Vice President

ATTEST:	TRUSTEE:

WACHOVIA BANK, NATIONAL ASSOCIATION (FORMERLY FIRST UNION NATIONAL BANK), AS TRUSTEE

/s/ Joy D. Edwards	By:	/s/ L.B. Bedell	(SEAL)